Exhibit 99.1

TransDigm Group Reports Fiscal Fourth Quarter Results and Year-End Results

Cleveland, November 15, 2010/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter and fiscal year ended September 30, 2010.

Highlights for the quarter and fiscal year include:

•	Fourth quarter net sales of $223.1 million, up 13.1% from $197.4 million

•	Fourth quarter EBITDA As Defined of $115.6 million, up 22.9% from $94.1 million

•	Fourth quarter adjusted earnings per share under the “two-class method” of $1.02, up 18.6% from $0.86

•	Fiscal 2010 net sales of $827.7 million, up 8.7% from $761.6 million

•	Fiscal 2010 net income of $163.4 million, up 0.3% from $162.9 million

•	Fiscal 2010 earnings per share under the “two-class method” of $2.52, down 18.7% from $3.10

•	Fiscal 2010 EBITDA As Defined of $411.6 million, up 9.9% from $374.7 million

•	Fiscal 2010 adjusted earnings per share under the “two-class method” of $3.35, up 1.8% from $3.29

Net sales for the quarter rose 13.1% to $223.1 million from $197.4 million in the comparable quarter a year ago. Organic net sales growth was approximately 4.6%. The acquisitions of Acme Aerospace, the Woodward Governor valve product line, Dukes Aerospace and Semco Instruments accounted for the balance of the sales increase.

Net income for the quarter rose 21.7% to $50.6 million, or $0.96 per share, compared with $41.6 million, or $0.79 per share, in the comparable quarter a year ago. This increase in net income of $9.0 million reflects the net sales growth, favorable product mix and a lower effective tax rate. Partially offsetting these factors was an increase in interest expense primarily associated with the $425 million notes issued in October 2009.

Adjusted net income for the quarter rose 20.1% to $54.1 million, or $1.02 per share, from $45.1 million, or $0.86 per share, in the comparable quarter a year ago. Adjusted net income for the current quarter excludes $3.5 million, net of tax, or $0.06 per share, of non-cash compensation costs, acquisition-related expenses, and transaction-related costs. Adjusted net income for the prior-year quarter also excluded $3.5 million, net of tax, or $0.07 per share, of non-cash compensation costs and acquisition-related expenses.

EBITDA for the quarter increased 23.6% to $110.9 million from $89.7 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 22.9% to $115.6 million compared with $94.1 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 51.8%.

As previously reported on September 27, 2010, the Company has entered into an agreement to acquire the stock of McKechnie Aerospace Holdings Inc. McKechnie manufactures proprietary, highly engineered components for the aerospace industry. We expect that the acquisition, which is subject to regulatory approvals and customary closing conditions, will close during the first quarter of fiscal year 2011.

Fiscal 2010 Results

Fiscal 2010 net sales were $827.7 million, an 8.7% increase over net sales of $761.6 million in the comparable period last year. All of this increase was due to recent acquisitions, with organic sales down 1%.

Fiscal 2010 net income increased 0.3% to $163.4 million, or $2.52 per share, from $162.9 million, or $3.10 per share, in the comparable period a year ago. Although net income was relatively flat there were several increases primarily due to the growth in net sales, improvements in operating margins resulting from the strength of our proprietary products, productivity gains from continued cost reduction initiatives and favorable product mix. Diluting these gains was an increase in interest expense of $18.1 million, net of tax, or $0.34 per share, primarily associated with the October 2009 note offering. In addition, earnings per share in the first quarter were reduced by $0.57 per share representing dividend equivalent payments.

Fiscal 2010 adjusted net income increased 2.7% to $177.4 million, or $3.35 per share, from $172.6 million, or $3.29 per share, in the comparable period a year ago. This increase in net income was diluted among other things by the $0.34 per share of increased interest expense primarily associated with the notes issued in October 2009. Adjusted net income in the current year-to-date period excludes $13.9 million of certain non-cash compensation-related expenses, acquisition-related costs, and transaction-related costs net of tax, or $0.26 per share. In addition, adjusted earnings per share in the first quarter excluded the $0.57 per share dividend equivalent payments. Adjusted net income in the prior year-to-date period excluded $9.7 million of certain non-cash compensation-related expenses and acquisition-related costs, net of tax, or $0.19 per share.

Fiscal 2010 EBITDA increased 8.4% to $393.2 million compared with $362.9 million for the comparable period a year ago. EBITDA As Defined for the period increased 9.9% to $411.6 million from $374.7 million for the comparable period a year ago. EBITDA As Defined Margin for the fiscal year was 49.7%.

On a pro-forma basis, major commercial markets were generally improved with commercial aftermarket revenues up about 18% on a quarter versus quarter basis, about 3% year over year and sequentially. Bookings in this market were up over 20% for the full year. Commercial OEM revenues were up 6% on a quarter versus quarter basis but down 11.4% year over year. This decrease year over year was primarily driven by the business jet OEM’s significant rate reductions and related inventory decreases. Full year commercial OEM bookings were up over 25%. Defense revenues were down about 5% on a quarter versus quarter basis but up 4% year over year. Defense bookings were essentially flat year over year.

“We are pleased with our operating results for the fourth quarter and full fiscal year,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Despite the uncertain global economy, our fiscal year results ended strong, reflecting the apparent beginning of a long awaited upturn in global air traffic. Due to the combination of improving commercial aftermarket demand and our ongoing value-based operating strategies, EBITDA As Defined margin increased to almost 50% of sales, in spite of the dilutive impact of recent acquisitions. This financial performance continues to reflect the ability of our proven operating strategy to consistently create intrinsic shareholder value.”

“In fiscal 2010, we completed a $425 million note offering, paid a special dividend of $7.65 per share, completed the acquisitions of two proprietary aerospace component businesses for approximately $167 million and entered into a definitive agreement to purchase a third, McKechnie Aerospace for approximately $1.27 billion,” continued Mr. Howley. “We ended the year with over $230 million in cash and almost $200 million of capacity on our revolving credit facility and commitments for financing the McKechnie acquisition. This strong liquidity position and a robust debt market provide us with adequate financial flexibility to support continued growth and the ability to pursue acquisition opportunities beyond McKechnie.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income, a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Earnings per share is calculated under the “two-class method.” The application of the “two-class method” as compared to the treasury stock method requires the inclusion of approximately 2 million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3-4% on a fully diluted basis.

Fiscal 2011 Outlook

As previously announced, on September 25, 2010 the Company entered into a definitive agreement with McKechnie Holdings LLC to acquire all of the stock of McKechnie Aerospace Holdings, Inc. Also as previously disclosed, we intend to finance the McKechnie acquisition and concurrently refinance our existing indebtedness through a portion of senior subordinated notes and borrowings under a new senior secured credit facility. We anticipate that the McKechnie acquisition will close during our first fiscal quarter of 2011. Due to the timing of regulatory approval associated with and the financing of the McKechnie acquisition, fiscal 2011 guidance will be issued at a later date. We will discuss certain summary 2011 information for TransDigm only, excluding McKechnie, on the call.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on November 16, 2010, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 788-0542 and enter the pass code 32877473. International callers should dial (857) 350-1680 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 78359576. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, aircraft audio systems, specialized cockpit displays, engineered latching and locking devices, specialized lavatory components, engineered connectors and elastomers, rods and locking devices, NiCad batteries/chargers, and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Jonathan D. Crandall
Investor Relations (216) 706-2945 ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME	Table 1
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED
SEPTEMBER 30, 2010 AND SEPTEMBER 30, 2009
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

NET SALES	$223,117	$197,354	$827,654	$761,552

COST OF SALES	90,746	88,958	354,588	332,206

GROSS PROFIT	132,371	108,396	473,066	429,346

OPERATING EXPENSES:
Selling and administrative	25,514	22,081	94,918	80,018
Amortization of intangibles	3,577	3,774	15,079	13,928

Total operating expenses	29,091	25,855	109,997	93,946

INCOME FROM OPERATIONS	103,280	82,541	363,069	335,400

INTEREST EXPENSE - Net	27,085	19,550	112,234	84,398

INCOME BEFORE INCOME TAXES	76,195	62,991	250,835	251,002

INCOME TAX PROVISION	25,560	21,380	87,390	88,100

NET INCOME	$50,635	$41,611	$163,445	$162,902

NET INCOME APPLICABLE TO COMMON STOCK	$50,635	$41,611	$133,132	$162,902

Net Earnings Per Share:
Basic and Diluted (two-class method)	$0.96	$0.79	$2.52	$3.10

Cash dividends paid per common share	$—	$—	$7.65	$—

Weighted-Average Shares Outstanding:
Basic and Diluted	52,924	52,572	52,923	52,539

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION	Table 2
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED
SEPTEMBER 30, 2010 AND SEPTEMBER 30, 2009
(Amounts in thousands)
(Unaudited)

	Thirteen Week Periods Ended September 30,		Fiscal Years Ended September 30,
	2010	2009	2010	2009
Net Income	$50,635	$41,611	$163,445	$162,902
Depreciation and Amortization	7,631	7,179	30,165	27,521
Interest Expense, net	27,085	19,550	112,234	84,398
Income Tax Provision	25,560	21,380	87,390	88,100

EBITDA	110,911	89,720	393,234	362,921

Add: As Defined Adjustments:
Stock option expense (1)	1,667	1,592	6,693	5,782
Integration and purchase accounting adjustments (2)	1,819	2,755	8,965	5,690
Acquisition transaction-related expenses (3)	1,243	—	2,717	—
Deferred compensation costs (4)	—	—	—	297

Gross Adjustments to EBITDA	4,729	4,347	18,375	11,769

EBITDA As Defined	$115,640	$94,067	$411,609	$374,690

EBITDA As Defined, Margin (5)	51.8%	47.7%	49.7%	49.2%

(1)	Represents compensation expense recognized by TD Group under our stock option plans.
(2)	Represents costs incurred to integrate acquired businesses into TD Group’s operations and purchase accounting adjustments to inventory that were charged to cost of sales.
(3)

Represents, for periods after October 1, 2009, transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are now required to be expensed as incurred.

(4)	Represents the expenses recognized by TD Group under our deferred compensation plans.
(5)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION	Table 3
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED
SEPTEMBER 30, 2010 AND SEPTEMBER 30, 2009
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended September 30,		Fiscal Years Ended September 30,
	2010	2009	2010	2009
Reported Earnings Per Share

Net Income	$50,635	$41,611	$163,445	$162,902
Less: Dividends paid on participating securities	—	—	(30,313)	—

Net income applicable to common stock	$50,635	$41,611	$133,132	$162,902

Weighted-average shares outstanding under the two-class method: (1)
Weighted average common shares outstanding	49,368	48,678	49,171	48,481
Vested options deemed participating securities	3,556	3,894	3,752	4,058

Total shares for basic and diluted earnings per share	52,924	52,572	52,923	52,539

Basic and diluted earnings per share	$0.96	$0.79	$2.52	$3.10

Adjusted Earnings Per Share

Net Income	$50,635	$41,611	$163,445	$162,902

Gross adjustments to EBITDA	4,729	4,347	18,375	11,769
Purchase accounting backlog amortization	478	932	2,977	3,237
Tax adjustment	(1,723)	(1,814)	(7,439)	(5,267)

Adjusted Net Income	$54,119	$45,076	$177,358	$172,641

Adjusted diluted earnings per share under the two-class method	$1.02	$0.86	$3.35	$3.29

(1)

Application of the two-class method as compared to the treasury stock method requires the inclusion of approximately 2 million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3-4% on a fully diluted basis.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION	Table 4
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Period Ended September 30, 2010	Fiscal Year Ended September 30, 2010

Net Income	$50,635	$163,445
Less: Dividends paid on participating securities	—	(30,313)

Net income applicable to common stock	$50,635	$133,132

Weighted average common shares outstanding	49,368	49,171
Vested options deemed participating securities	3,556	3,752

Diluted weighted-average shares outstanding	52,924	52,923

Diluted earnings per share	$0.96	$2.52
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payment	—	0.57
Non-cash compensation costs	0.02	0.08
Acquisition-related expenses	0.03	0.15
Transaction-related expenses	0.01	0.03

Adjusted diluted earnings per share	$1.02	$3.35

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION	Table 5
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED
SEPTEMBER 30, 2010 AND SEPTEMBER 30, 2009
(Amounts in thousands, except per share amounts)
(Unaudited)

	Fiscal Years Ended
	September 30, 2010	September 30, 2009

Net Cash Provided by Operating Activities	$197,304	$197,112
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(4,971)	1,897
Interest expense - net (1)	104,656	81,147
Income tax provision - current	85,490	79,300
Non-cash equity compensation (2)	(6,704)	(5,813)
Excess tax benefit from exercise of stock options	17,459	9,278

EBITDA	393,234	362,921
Adjustments:
Stock option expense (3)	6,693	5,782
Integration and purchase accounting adjustments (4)	8,965	5,690
Acquisition transaction-related expenses (5)	2,717	—
Deferred compensation costs (6)	—	297

EBITDA As Defined	$411,609	$374,690

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock plans.
(3)	Represents the compensation expense recognized by TD Group under our stock option plans.
(4)	Represents costs incurred to integrate acquired businesses into TD Group’s operations and purchase accounting adjustments to inventory that were charged to cost of sales.
(5)

Represents, for periods after October 1, 2009, transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are now required to be expensed as incurred.

(6)	Represents the compensation expense recognized by TD Group under our deferred compensation plans.

TRANSDIGM GROUP INCORPORATED
SELECTED BALANCE SHEET DATA	Table 6
(Amounts in thousands)
(Unaudited)

	September 30, 2010	September 30, 2009
Cash and cash equivalents	$234,112	$190,167
Trade accounts receivable - Net	134,461	106,446
Inventories	188,756	167,766

Accounts payable	44,226	44,680
Accrued liabilities	68,786	55,072

Long-Term Debt	1,771,646	1,356,761